Exhibit 13 under Form N-1A
                       Exhibit 99 under Item 601/Reg. S-K

                           FEDERATED SERVICES COMPANY
                            Federated Investors Tower
                            Pittsburgh, PA 15222-3779
                                  412-288-1900

                                November 17, 1997



The Board of Trustees of
WCT Funds
Federated Investors Tower
Pittsburgh, PA  15222-3779

Trustees:

Federated Services Company agrees to purchase 10,000 shares of WCT Equity Fund, a portfolio of WCT Funds, at the cost of $10.00 each. These shares are purchased for investment purposes and Federated Services Company has no present intention of redeeming these shares.


                                    Very truly yours,



                                    /s/S. Elliott Cohan
                                    S. Elliott Cohan
                                    Vice President and
                                    Assistant Secretary,
                                    Federated Services Company